NEWS RELEASE

Southcross Energy             1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Fourth Quarter and
Full-Year 2013 Financial and Operating Results

DALLAS, Texas, March 5, 2014 – Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced fourth quarter and full-year 2013 financial and operating results.

Fourth Quarter 2013 Highlights

•	Adjusted EBITDA of $14.0 million, a 45% increase from the third quarter of 2013 and consistent with the Partnership’s guidance target for the quarter

•	Natural gas liquids (“NGL”) sold averaged 16,407 barrels per day, an increase of 28% from the third quarter of 2013

•	Processed natural gas volumes averaged 268,957 million BTU per day (“MMBtu/d”), an increase of 13% from the third quarter of 2013

Fourth Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $14.0 million for the three month period ended December 31, 2013, compared to $1.3 million for the same period in the prior year.

“We achieved our fourth quarter 2013 Adjusted EBITDA guidance with increased processed natural gas volumes and NGL production,” said David Biegler, Chairman and Chief Executive Officer of Southcross’ general partner. “Over the course of 2014 we foresee further expansion of our integrated midstream business platform, including our recently-announced Webb Pipeline expansion that we expect will add new liquids-rich Eagle Ford gas production. We anticipate these and other expansions will provide continued growth and profitability for Southcross unitholders.”

Gross operating margin (as defined below) totaled $28.2 million for the three month period ended December 31, 2013, compared to $16.4 million for the same period in the prior year. Net income/(loss) was $0.7 million for the three month period ended December 31, 2013, compared to ($8.6) million for the same period in the prior year.

Processed gas volumes averaged 268,957 MMBtu/d during the three month period ended December 31, 2013, an increase of 25% compared to the 215,083 MMBtu/d for the same period in the prior year. NGLs sold for the three month period ended December 31, 2013 averaged 16,407 barrels per day, an increase of 48% compared to 11,057 barrels per day for the same period in the prior year.

Full-Year 2013 Results

Southcross’ Adjusted EBITDA was $34.5 million for the year ended December 31, 2013, compared to $24.0 million for the year ended December 31, 2012.

Gross operating margin totaled $93.5 million for the year ended December 31, 2013, compared to $71.6 million for the year ended December 31, 2012. Net income/(loss) was ($16.0) million for the year ended December 31, 2013, compared to ($4.5) million for the year ended December 31, 2012.

Capital Expenditures

Growth capital expenditures for the three month period ended December 31, 2013 included initial spending for our new Webb Pipeline and totaled $6.4 million, compared to $55.6 million for the same period in the prior year. For the year ended December 31, 2013 growth capital expenditures were $90.5 million, compared to $164.6 million for the year ended December 31, 2012.

Capital and Liquidity

On February 5, 2014, we completed a public equity offering of 9,200,000 additional common units and we received a corresponding capital contribution from our General Partner to maintain its 2.0% interest in us. The net proceeds from the public offering were $148.5 million. Southcross applied those net proceeds to reduce its outstanding debt of $267.3 million at December 31, 2013. Southcross was in compliance with all of its debt covenants as of December 31, 2013.

Cash Distributions and Distributable Cash Flow

On February 14, 2014, Southcross paid to all unitholders of record on February 5, 2014 a cash distribution of $0.40 per common unit for the three month period ended December 31, 2013 and also paid to all convertible preferred unitholders of record on February 5, 2014 a distribution of $0.40 per unit, paid in-kind in the form of additional convertible preferred units. Cash distributions paid on February 14, 2014 totaled $13.8 million, including $3.7 million paid on the 9.2 million common units issued on February 5, 2014.

Distributable cash flow of $9.3 million for the fourth quarter of 2013 corresponds to distribution coverage of 0.93, excluding the distributions paid on the new units issued in relation to the follow-on equity issuance on February 5, 2014.

Updated Financial Guidance

Southcross expects that a temporary reduction in interruptible processed gas volumes during the first quarter of 2014, related to delayed renewal of a third party contract to transport the volumes to us, will reduce Adjusted EBITDA for the first quarter of 2014 to approximately $12 million. Processed gas volumes are expected to rebound during the second quarter and Southcross expects that Adjusted EBITDA for the second quarter of 2014 will be between $13 million and $15 million.
Conference Call Information

Southcross will hold a conference call on Wednesday, March 5, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time), to discuss its fourth quarter and full-year 2013 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13576842. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.
About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include three gas processing plants, two fractionation plants and approximately 2,740 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.
Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause our actual results in future periods to differ materially from anticipated or projected results. Examples of forward-looking statements in this press release include discussion of our expansion of our business platform, our new Webb Pipeline and our first quarter and second quarter 2014 Adjusted EBITDA guidance. An extensive list of the specific risks and uncertainties affecting us is contained in our 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2013 and other documents filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date of this press release and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow. We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation and unrealized losses on derivative contracts, major litigation, net of recoveries and selected charges and transaction costs that are unusual or non-recurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. We define gross operating margin as the sum of contract revenues less the cost of natural gas and NGLs sold. We define distributable cash flow as Adjusted EBITDA plus interest income, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures.

We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our results of operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

###
Contact:
Southcross Energy Partners, L.P.
Kristin Donnally, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for unit and per unit data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues	$175,139	$151,660	$634,722	$496,129
Expenses:
Cost of natural gas and liquids sold	146,964	135,212	541,176	424,489
Operations and maintenance	10,186	11,063	41,254	35,532
Depreciation and amortization	8,590	6,117	33,548	18,977
General and administrative	4,914	4,855	21,764	13,842
Total expenses	170,654	157,247	637,742	492,840

Income (loss) from operations	4,485	(5,587)	(3,020)	3,289
Loss on extinguishment of debt	—	(1,764)	—	(1,764)
Gain on sale of assets, net	25	—	25	—
Interest expense	(3,855)	(1,274)	(12,590)	(5,767)
Income (loss) before income tax expense	655	(8,625)	(15,585)	(4,242)
Income tax benefit (expense)	19	3	(385)	(246)
Net income (loss)	674	(8,622)	(15,970)	(4,488)
Series A preferred unit in-kind distribution and fair value adjustment	(414)	—	(1,670)	—
Net loss from January 1, 2012 through November 6, 2012	—	4,394	—	260
Net loss attributable to partners	260	(4,228)	(17,640)	(4,228)

General partners' interest	15	(85)	(319)	(85)
Limited partners' interest	$245	$(4,143)	$(17,321)	$(4,143)
Net loss through November 6, 2012		(4,394)		(260)
Less deemed dividend on:
Redeemable preferred units		(354)		(2,693)
Series B redeemable preferred units		(874)		(4,696)
Series C redeemable preferred units		(589)		(2,012)
Preferred units		(1,684)		(13,249)
Net loss attributable to Southcross Energy LLC common unitholders		$(7,895)		$(22,910)
Basic and diluted earnings per unit
Net income (loss) allocated to limited partner common units (from November 7, 2012)	$104	$(2,072)	$(8,683)	$(2,072)
Weighted average number of limited partner common units outstanding	12,240,719	12,213,713	12,224,997	12,213,713
Basic and diluted income (loss) per common unit	$0.01	$(0.17)	$(0.71)	$(0.17)

Net loss allocated to limited partner subordinated units	$141	$(2,071)	$(8,638)	$(2,071)
Weighted average number of limited partner subordinated units outstanding	12,213,713	12,213,713	12,213,713	12,213,713
Basic and diluted loss per subordinated unit	$0.01	$(0.17)	$(0.71)	$(0.17)

Net loss allocated to Southcross Energy LLC common units		$(7,895)		$(22,910)
Weighted average number of Southcross Energy LLC common units outstanding		1,198,865		1,198,429
Loss per Southcross Energy LLC common unit		$(6.59)		$(19.12)
Loss per Southcross Energy LLC common unit		$(6.59)		$(19.12)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)
	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$3,349	$7,490
Trade accounts receivable	57,669	50,994
Prepaid expenses	3,061	1,762
Other current assets	5,105	1,001
Total current assets	69,184	61,247

Property, plant and equipment, net	575,795	550,603
Intangible assets, net	1,568	1,624
Other assets	5,768	5,131
Total assets	$652,315	$618,605

LIABILITIES, PREFERRED UNITS AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$62,451	$96,801
Other current liabilities	5,344	3,586
Total current liabilities	67,795	100,387

Long-term debt	267,300	191,000
Other non-current liabilities	1,692	751
Total liabilities	336,787	292,138

Commitments and contingencies

Series A convertible preferred units (1,769,915 units issued and outstanding as of December 31, 2013)	40,504	—

Partners' capital:
Common units (13,963,713 units authorized; 12,253,985 and 12,213,713 units outstanding as of December 31, 2013 and 2012, respectively)	169,141	194,364
Subordinated units (12,213,713 units authorized and outstanding as of December 31, 2013 and 2012)	99,726	125,952
General Partner interest	6,367	6,628
Accumulated other comprehensive loss	(210)	(477)
Total partners' capital	275,024	326,467
Total liabilities, preferred units and partners' capital	$652,315	$618,605

SOUTHCROSS ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Year ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(15,970)	$(4,488)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,548	18,977
Unit-based compensation	2,186	630
Loss on extinguishment of debt	—	1,764
Amortization of deferred financing costs	1,287	1,183
Gain on sale of assets, net	(25)	—
Unrealized (gain) loss	(120)	141
Other, net	130	—
Changes in operating assets and liabilities:
Trade accounts receivable	(6,675)	(9,760)
Prepaid expenses and other current assets	(1,197)	(1,246)
Other non-current assets	215	1,786
Accounts payable and accrued liabilities	1,411	16,517
Other liabilities	1,183	(1,181)
Net cash provided by operating activities	15,973	24,323
Cash flows from investing activities:
Capital expenditures	(93,863)	(169,816)
Expenditures related to repair of Gregory plant fire damage, net of insurance proceeds and deductible	(3,383)	—
Proceeds from sale of property, plant and equipment	137	—
Net cash used in investing activities	(97,109)	(169,816)
Cash flows from financing activities:
Proceeds from issuance of common units, net	—	187,764
Borrowings under our credit agreements	129,300	297,500
Repayments of our credit agreements	(53,000)	(314,780)
Payments on capital lease obligations	(542)	—
Financing costs	(2,139)	(5,178)
Proceeds from issuance of Series A convertible preferred units, net of issuance costs	38,832	—
Contributions from general partner	800	—
Repurchase and retirement of Southcross Energy LLC common units	—	(15,300)
Proceeds from issuance of Southcross Energy LLC Series B redeemable preferred units	—	42,800
Proceeds from issuance of Southcross Energy LLC Series C redeemable preferred units	—	30,000
Distribution to Southcross Energy LLC	—	(46,030)
Purchase and retirement of Partnership common units	—	(25,205)
Distribution to partners and LTIP unitholders	(35,992)	—
LTIP tax withholdings on vested units	(264)	—
Net cash provided by financing activities	76,995	151,571
Net (decrease) increase in cash and cash equivalents	(4,141)	6,078
Cash and cash equivalents —Beginning of period	7,490	1,412
Cash and cash equivalents—End of period	$3,349	$7,490

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operational data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Financial data:
Adjusted EBITDA	$14,038	$1,331	$34,486	$24,019
Gross operating margin	28,175	16,448	93,546	71,640

Maintenance capital expenditures	1,296	1,778	3,353	5,193
Growth capital expenditures	6,418	55,589	90,510	164,623

Distributable cash flow	9,330	(1,482)	19,561	13,996
Cash distributions declared (1),(2)	13,755	5,982	43,701	5,982

Operating data:
Average throughput volumes of natural gas (MMBtu/d)	571,308	619,409	575,240	553,093
Average volume of processed gas (MMBtu/d)	268,957	215,083	240,825	206,045
Average volume of NGLs sold (Bbls/d)	16,407	11,057	12,545	9,385

Realized prices on natural gas volumes sold ($/MMBtu)	$3.75	$3.47	$3.75	$2.83
Realized prices on NGL volumes sold ($/gallon)	0.91	0.70	0.88	0.87

(1) The distribution for the three months and year ended December 31, 2013 includes a quarterly distribution of $0.40 per unit for the new units issued in relation to the follow-on equity issuance on February 5, 2014.

(2) A distribution of $0.24 for the three months and year ended December 31, 2012 was the first declared by the Partnership and corresponds to the minimum quarterly distribution of $0.40 per unit, or $1.60 on an annualized basis, pro-rated for the portion of the quarter following the closing of the Partnership's initial public offering on November 7, 2012.

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Reconciliation of gross operating margin to net (loss) income:
Gross operating margin	$28,175	$16,448	$93,546	$71,640
Add (deduct):
Income tax benefit (expense)	19	3	(385)	(246)
Interest expense	(3,855)	(1,274)	(12,590)	(5,767)
Loss on extinguishment of debt	—	(1,764)	—	(1,764)
Gain on sale of assets, net	25	—	25	—
General and administrative expense	(4,914)	(4,855)	(21,764)	(13,842)
Depreciation and amortization expense	(8,590)	(6,117)	(33,548)	(18,977)
Operations and maintenance expense	(10,186)	(11,063)	(41,254)	(35,532)
Net income (loss)	$674	$(8,622)	$(15,970)	$(4,488)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Reconciliation of net income (loss)
to Adjusted EBITDA and distributable cash flow:
Net income (loss)	$674	$(8,622)	$(15,970)	$(4,488)
Add (deduct):
Depreciation and amortization expense	8,590	6,117	33,548	18,977
Interest expense	3,855	1,274	12,590	5,767
Unrealized (gain) loss	(120)	—	(120)	141
Loss on extinguishment of debt	—	1,764	—	1,764
Unit-based compensation	542	337	2,186	630
Income tax (benefit) expense	(19)	(3)	385	246
Gain on sale of assets, net	(25)	—	(25)	—
Major litigation costs, net of recoveries	517	—	517	—
Other, net	24	50	61	568
Expenses associated with significant items	—	414	1,314	414
Adjusted EBITDA	$14,038	$1,331	$34,486	$24,019
Cash interest, net of capitalized costs	(3,431)	(1,038)	(11,187)	(4,584)
Income tax benefit (expense)	19	3	(385)	(246)
Maintenance capital expenditures	(1,296)	(1,778)	(3,353)	(5,193)
Distributable cash flow	$9,330	(1,482)	$19,561	$13,996